Exhibit 10.2

NETCLASS TECHNOLOGY INC. | SOFTWARE DEVELOPMENT & SHARE CONSIDERATION

TECHNICAL DEVELOPMENT AGREEMENT

Campus Electronic Class Board Management System

This Technical Development and Share Consideration Agreement (the “Agreement”) is entered into by mutual agreement on October 20, 2026, by and between:

Party A (Share Issuer): NETCLASS TECHNOLOGY INC

Party B (Software Developer): Forward Sight Company Limited

RECITALS

A. Party A operates in the education software and related technology products sector and intends to develop a standardized, modular Campus Electronic Class Board Management System for digital teaching administration and campus information management across schools and educational institutions.

B. Party B possesses relevant software development and system integration capabilities and agrees to undertake software design, development, integration, testing and final delivery in accordance with this Agreement.

C. The Parties agree that Party A shall issue its ordinary shares as non-cash consideration for Party B’s software development, delivery of agreed deliverables and transfer of the applicable intellectual property rights.

NOW, THEREFORE, the Parties agree as follows:

ARTICLE 1 – SYSTEM NAME AND DEVELOPMENT OBJECTIVES

1.1 The software to be developed under this Agreement shall be known as the “Campus Electronic Class Board Management System” (the “System”).

1.2 The project aims to deliver a campus management software system featuring a unified management architecture, modular functionality and scalability, supporting electronic class boards, course scheduling, attendance, campus announcements and campus-life services.

1.3 The System shall be designed for general applicability and configuration across different schools and educational institutions, including changes to school names, branding, class information, user permissions, displayed content and relevant functional parameters.

1.4 The System is not intended as a one-off custom product exclusively for a single school or customer, but as software capable of repeated deployment, continuing use, maintenance and expansion by Party A across different campus and education projects.

ARTICLE 2 – SCOPE AND FUNCTIONS

Party B shall design, develop, integrate, test and deliver the following principal functional modules and associated software components:

2.1 Electronic Class Board System

Display and manage school and class information, class updates and relevant campus information, with data exchange and configuration between electronic class board terminals and the central management backend.

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NETCLASS TECHNOLOGY INC. | SOFTWARE DEVELOPMENT & SHARE CONSIDERATION

2.2 Real-Time Class Schedule

Display, update and manage course arrangements, teaching schedules and schedule changes, with synchronization of course and class information.

2.3 Class Attendance Management

Record attendance status, provide attendance queries, manage attendance data and generate related statistics.

2.4 Bulletin and Notification Management

Edit, publish, update, display and manage school and class bulletins, campus notices and related information.

2.5 Lunch Management

Display, maintain and manage campus lunch schedules, meal information and related operational information.

2.6 Unified Backend and System Integration

Provide the management backend, user access management, database structures, interfaces and functional integration necessary for the modules above. The System shall support configuration and deployment for different campus projects without redevelopment of all core functionality.

ARTICLE 3 – PROJECT DEVELOPMENT STAGES

Stage 1 – Project Research and Planning

Party B shall conduct requirements research, application-scenario analysis, project planning, technical feasibility assessment and overall solution design. Main deliverables include requirements analysis, functional planning, a high-level technical solution and related planning documentation.

Stage 2 – Core System Development

Party B shall develop the core system architecture, management backend, electronic class board functions, real-time class scheduling and class attendance functions. Deliverables shall include a development version implementing these core functions and necessary design and development documentation.

Stage 3 – Extended Function Development and System Integration

Party B shall develop bulletin and notification management and lunch management modules, together with related interfaces, database management, functional integration and inter-module testing. Deliverables shall include an integrated system version with principal modules and basic configuration capabilities for different campus environments.

Stage 4 – System Testing and Final Delivery

Party B shall complete overall functional testing, necessary performance optimization, defect remediation, deployment verification and final version preparation. Party B shall deliver the complete operational System, relevant source code, technical documentation, deployment materials and other agreed technical deliverables for use in accordance with the agreed purposes.

ARTICLE 4 – SHARE CONSIDERATION AND ISSUANCE

4.1 In full consideration of Party B’s obligations to develop the software, integrate the System, deliver the agreed results and transfer the applicable intellectual property rights, Party A agrees to issue a total of 550,000 (five hundred fifty thousand) class A ordinary shares of Party A to Party B.

4.2 The Parties agree that the project conduct stages as follows:

Stage 1 – Project Research and Planning

Stage 2 – Core System Development

Stage 3 – Extended Development and Integration

Stage 4 – System Testing and Final Delivery

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NETCLASS TECHNOLOGY INC. | SOFTWARE DEVELOPMENT & SHARE CONSIDERATION

4.3 Party A shall issue and register all 550,000 ordinary shares in the name of Party B in a single issuance within thirty(30) Business Days after the date of execution of this Agreement.

4.4 The shares constitute the overall agreed consideration for all four stages. Issuance and registration of the shares shall not relieve Party B of its ongoing obligations to complete the development, testing, delivery and intellectual property transfer required by this Agreement.

4.5 The shares constitute non-cash consideration for the software development services and related technical results under this Agreement and do not constitute a cash investment, loan or other financing provided by Party B to Party A.

ARTICLE 5 – PROJECT TERM AND DELIVERY CONFIRMATION

5.1 The project development term shall be from October 20, 2026 to February 19, 2027.

5.2 Party B shall perform its obligations in accordance with the agreed scope and four development stages and shall provide software deliverables and necessary technical materials according to actual development progress.

5.3 Party A may review, test and confirm deliverables submitted at each stage. The Parties shall maintain written stage confirmation records reflecting work actually completed and results delivered.

5.4 Party B shall complete final development and delivery on or before February 19, 2027, including delivery of the complete operational System, relevant source code, technical documents and necessary deployment materials.

5.5 Completion and acceptance shall be determined by the actual deliverables, agreed functions, testing results and written delivery confirmations of the Parties.

ARTICLE 6 – SOFTWARE DELIVERABLES AND INTELLECTUAL PROPERTY

6.1 Except for identified third-party software and Party B’s pre-existing technology, all transferable intellectual property rights in software programs, source code, database structures, system design files, technical documents and other results specifically developed for Party A under this Agreement shall be transferred to and owned by Party A.

6.2 Party B shall ensure that it has the rights required to deliver and transfer the foregoing results and shall assist with relevant handover, assignment documents and other necessary formalities.

6.3 Party A may continuously use, reproduce, deploy, modify, maintain, upgrade, further develop, license and commercialize the software results acquired under this Agreement in its business.

6.4 Party A may configure and adapt the System for different schools, educational institutions and other customers, including changes to functional settings, branding and other appropriate modifications, without obtaining additional permission from Party B or paying additional fees for the software rights already acquired under this Agreement.

6.5 For Party B’s pre-existing technology necessary for the normal use, maintenance or operation of the System, Party B shall grant Party A a perpetual, worldwide, non-exclusive, irrevocable license, included in the consideration under this Agreement, to use such technology as necessary to operate, maintain, modify, deploy and commercialize the System.

6.6 Party B shall disclose applicable license terms and restrictions concerning third-party software or technology used in the System and ensure that delivery and use of the System comply with the relevant licenses.

6.7 Party B shall not impose restrictions on software results owned by Party A that would prevent Party A from normally using, maintaining, modifying or commercializing those results.

ARTICLE 7 – SUBSEQUENT APPLICATION OF THE SYSTEM

7.1 The System is intended to address campus information-management requirements across different schools and educational institutions and to support configuration for different customer scenarios.

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NETCLASS TECHNOLOGY INC. | SOFTWARE DEVELOPMENT & SHARE CONSIDERATION

7.2 Party A may deploy, use, maintain and further develop the System in different campus projects, either directly or through its partners.

7.3 Party A may use and market the System through software licensing, system deployment, platform services and other lawful commercial models appropriate to its business.

7.4 Except for expressly disclosed third-party technology restrictions, Party B shall not restrict Party A from using the System across multiple customer projects or charge additional fees for Party A’s exercise of the software rights granted under this Agreement.

ARTICLE 8 – PERFORMANCE AND ALTERNATIVE SERVICE COMPENSATION

8.1 Party B shall perform its obligations in relation to development, system integration, testing, final delivery and transfer of applicable intellectual property rights.

8.2 If Party B fails to complete agreed development or delivery obligations, it shall rectify deficiencies, perform supplementary development or undertake other necessary remedial measures within a reasonable period.

8.3 If Party B does not fully perform its obligations under this Agreement, the Parties may, having regard to actual performance, agree that Party B shall provide other technical development services, software development services or other mutually acceptable services as corresponding compensation. The specific arrangements shall be separately discussed and recorded in writing by the Parties.

8.4 Any alternative service compensation arrangement agreed under the preceding clause shall not affect Party A’s rights in software results and related intellectual property already delivered to and owned by Party A under this Agreement.

ARTICLE 9 – CONFIDENTIALITY

9.1 Each Party shall keep confidential non-public business information, technical materials, source code, software design documents and other confidential information obtained in connection with performance of this Agreement.

9.2 Neither Party shall disclose such information to unrelated third parties without the disclosing Party’s prior written consent, except as required by applicable law or regulation or otherwise agreed in writing.

ARTICLE 10 – GOVERNING LAW AND DISPUTE RESOLUTION

10.1 This Agreement shall be governed by the laws of the Hong Kong Special Administrative Region.

10.2 The Parties shall first endeavor to resolve amicably any dispute arising out of or in connection with this Agreement.

10.3 If amicable discussions fail, either Party may refer the dispute to the Hong Kong International Arbitration Centre (HKIAC) for arbitration under the rules in force when the Notice of Arbitration is submitted. The seat of arbitration shall be Hong Kong.

ARTICLE 11 – EFFECTIVENESS AND MISCELLANEOUS

11.1 This Agreement shall become effective upon signature by the duly authorized representatives of both Parties.

11.2 Any amendment or supplement to this Agreement shall be confirmed in writing by both Parties.

11.3 This Agreement constitutes the agreement between the Parties regarding the software development project, share consideration, delivery of results and associated intellectual property matters.

11.4 This Agreement may be executed in counterparts, each of which shall have the same legal effect.

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NETCLASS TECHNOLOGY INC. | SOFTWARE DEVELOPMENT & SHARE CONSIDERATION

SIGNATURES

PARTY A: NETCLASS TECHNOLOGY INC

Authorized Signature:

/s/ Jianbiao Dai
CEO

PARTY B: Forward Sight Company Limited

Authorized Signature:

/s/ Shiqin Zhou
Director

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